UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report : December 6, 2004

Date of Event (or earliest event) being reported : November 30, 2004

IPALCO ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-8644

Indiana	35-1575582
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Monument Circle
Indianapolis, Indiana    46204
(Address of principal executive offices including zip code)

(317) 261-8261
(Registrant's telephone number, including area code)

Item 8.01. Other Events

On November 30, 2004, in response to a petition filed by Indianapolis Power & Light Company (IPL), our regulated utility subsidiary, the Indiana Utility Regulatory Commission (IURC) issued an Order approving $182 million of capital expenditures to install additional clean coal technology at two of its power plants. The Order also approves ratemaking treatment for such expenditures. The expenditures are necessary to reliably and economically comply with the Clean Air Rules of 2004 as proposed by the Environmental Protection Agency. The press release announcing the Order is furnished herewith as Exhibit 99.1.

Item 8.01. Other Events

Exhibit No.	Description

99.1  Press Release Dated December 6, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2004

IPALCO ENTERPRISES, INC.

By:	/s/ Hamsa Shadaksharappa

Name: Hamsa Shadaksharappa
Title: Senior Vice President-Financial Services and Chief Financial Officer